UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 16, 2011

Air Products and Chemicals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-4534	23-1274455
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

7201 Hamilton Boulevard
Allentown, Pennsylvania  18195-1501
 (Address of principal executive offices, including zip code)

(610) 481-4911
(Registrant’s telephone number including area code)

Not Applicable
 (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02  Termination of a Material Definitive Agreement.

In connection with the termination of the offer by Air Products Distribution, Inc. to purchase all outstanding shares of common stock of Airgas, Inc., on February 16, 2011, Air Products and Chemicals, Inc. (“Air Products”) terminated the financing commitments under that certain amended and restated credit agreement dated February 3, 2011, by and among Air Products, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders named therein (the “Amended Acquisition Facility”).  A brief description of the terms and conditions of the Amended Acquisition Facility is set forth in Amendment No. 54 to the Schedule TO filed by Air Products and Air Products Distribution, Inc. with the SEC on February 3, 2011, which filing is incorporated herein by reference.  No early termination penalties were incurred.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AIR PRODUCTS AND CHEMICALS, INC.

	By:	/s/ Paul E. Huck
Name: Paul E. Huck
Title: Senior Vice President and Chief Financial Officer
Date: February 18, 2011